[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GLOBAL SMALL CAP FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                         Total
                                                              Shares     Shares  % of Issue                      Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/96
Abercrombie & Fitch Co.   09/25/96 3,600    0.06%    $16.00   44,300     7,000   0.63%    Goldman Sachs          0
American Residential Svsc 09/24/96 1,000    0.02%    $15.00   12,600     4,200   0.30%    Smith Barney           0
Cross Continent Auto Retai09/23/96 10,800   0.16%    $14.00   129,200    3,675   3.52%    Morgan Stanley         0
Cymer Inc.                09/18/96 300      0.00%    $9.50    12,500     3,340   0.37%    Morgan Stanley         0
Document Sciences Corp.   09/20/96 500      0.01%    $12.00   20,500     2,300   0.89%    C.J. Lawrence          0
Intelligroup Inc.         09/27/96 1,000    0.01%    $10.00   40,100     8,170   0.49%    Cowen & Co.            0
Orckit Communications Ltd.09/27/96 700      0.01%    $16.00   25,100     3,300   0.76%    Goldman Sachs          0
Rolin Sinar Technologies  09/25/96 20,000   0.20%    $9.50    20,000     10,000  0.20%    C.J. Lawrence          20,000
Tag Heuer Intl SA         09/26/96 11,600   0.24%    $19.55   140,200    25,050  0.56%    Salomon Brothers       11,600
Technology Modeling Assoc.09/20/96 500      0.00%    $12.00   19,000     3,000   0.63%    Lewco Sec.             0
Thistle Hotels            10/02/96 37,600   0.10%    $2.67    37,600     211,600 0.02%    Merrill Lynch          37,600
Advanced Fibre Communicati09/30/96 1,200    0.03%    $25.00   44,300     4,500   0.98%    Morgan Stanley         0
Costilla Energy Inc.      10/02/96 28,000   0.36%    $12.50   130,200    4,800   2.71%    Prudential Sec.        43,400
Culligan Wtr. Technologies10/07/96 15,000   0.57%    $37.63   222,100    5,744   3.87%    Goldman Sachs          15,400
Cybermedia Inc.           10/23/96 700      0.00%    $16.00   31,100     2,500   1.24%    Lewco Sec.             0
Dominicks Supermarkets    10/29/96 1,900    0.03%    $18.00   24,200     8,000   0.30%    Bankers Trust          0
ENI Spa                   10/25/96 3,000    0.14%    $46.75   3,000      14,500  0.02%    CS First Boston        3,000
Infinity Finl Tech.       10/25/96 300      0.00%    $16.00   14,000     2,690   0.52%    Goldman Sachs          0
Sabre Group Holdings      10/10/96 6,600    0.18%    $27.00   271,500    20,200  1.34%    Goldman Sachs          0
Stage Stores Inc.         10/24/96 8,600    0.14%    $16.50   54,500     11,000  0.50%    CS First Boston        0
Superior Consultant Inc.  10/10/96 100      0.00%    $16.00   4,300      2,500   0.17%    Blair Williams         0
Trusted Information Sys.  10/10/96 1,200    0.02%    $13.00   49,000     3,400   1.44%    J.P. Morgan            0
White Pine Software Inc.  10/11/96 2,000    0.02%    $9.00    82,200     3,000   2.74%    Cowen & Co             0
Wild Oats Mkts. Inc.      10/22/96 1,200    0.03%    $25.00   15,400     1,680   0.92%    Montgomery Sec.        0
XL Connect Solutions Inc. 10/17/96 700      0.01%    $15.00   29,800     2,900   1.03%    Brown (Alex)           0
Ingram Micro              10/31/96 3,900    0.07%    $16.00   133,700    20,000  0.67%    Morgan Stanley         0
Bouygues Offshore         11/07/96 16,000   0.20%    $12.38   16,000     13,600  0.12%    Lehman Brothers        16,000
Deutsche Telecom          11/18/96 8,400    0.16%    $18.89   1,077,590  85,000  1.27%    Goldman Sachs          0
NuSkin Asia               11/21/96 2,200    0.05%    $23.00   44,100     9,100   0.48%    Merrill Lynch          0
Louis Dreyfus Citrus      11/26/96 7,200    0.04%    $5.17    7,200      3,100   0.23%    UBS Sec.               7,200

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              02/28/97
Versatility Inc.          12/12/96 200      0.00%    $15.00   5,900      2,200   0.27%    Merrill Lynch          0
Doncasters PLC            01/29/97 4,900    0.08%    $16.50   79,600     8,000   1.00%    First Boston           30,100
Vail Resorts              02/02/97 23,100   0.44%    $22.00   309,600    12,100  2.56%    Bear Stearns           0
Silgan Holdings Inc.      02/13/97 8,100    0.13%    $20.00   142,000    4,500   3.16%    Goldman Sachs          29,600

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1997 THROUGH MAY 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/97
Jacor Communications      05/16/97 3,300    0.10%    $31.00   47,500     6,650   0.71%    Merrill Lynch          0
LHS Group Inc.            05/15/97 2,600    0.04%    $16.00   40,800     4,800   0.85%    Blair Williams         0
Rental Services Corporatio05/30/97 11,000   0.19%    $19.88   160,000    5,280   3.03%    Goldman Sachs          11,000

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1997 THROUGH AUGUST 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/97
CCA Prison Realty         07/15/97 2,300    0.04%    $21.00   46,000     18,500  0.25%    J.C. Bradford + Co.    10,500
Cal Dive International    07/01/97 7,800    0.09%    $15.00   126,700    3,800   3.52%    Schroeder Securities   0
Peritus Software Services 07/01/97 800      0.01%    $16.00   34,300     3,500   0.98%    Montgomery Sec.        0
CMS Electronics Inc.      07/25/97 3,400    0.08%    $31.75   183,200    13,000  1.41%    Raymond James + Associa0
Friede Goldman Internation07/21/97 2,800    0.04%    $17.00   150,000    4,665   3.22%    Jeffries + Co.         0
Steel Dynamics            08/13/97 10,100   0.20%    $25.00   216,700    8,400   2.58%    Morgan Stanley         30,500
Camizo Oil + Gas          08/06/97 6,400    0.06%    $11.00   100,000    2,500   4.00%    Lewco Sec.             0
Ispat International       08/07/97 37,000   0.79%    $27.00   126,500    25,000  0.51%    CS First Boston        0
Trendwest Resorts         08/14/97 6,800    0.10%    $18.00   105,000    2,875   3.65%    Montgomery Sec.        6,800

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.